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                                                              EXHIBIT 23.3

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                           ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Rochester, New York

March 27, 1998